Exhibit 99.1

FOR IMMEDIATE RELEASE

QumulusAI Reports Second Quarter 2026 Results

Revenue more than doubles year over year to $6.7 million as contracted GPU capacity continues to come online; cumulative signed customer contract value reaches $282.5 million.

ATLANTA, Aug. 25, 2026 — QumulusAI (Nasdaq: QMLS), a neocloud infrastructure provider purpose-built for the AI computing era, today reported financial results for the second quarter ended June 30, 2026. This is the company’s first quarterly report since it began trading on the Nasdaq Global Market on July 16, 2026.

"This was the quarter our model started proving itself," said Michael Maniscalco, CEO of QumulusAI. "AI Compute we had already sold came online and started generating revenue. We signed 21 new direct contracts in the quarter, and last week we contracted up to 3.75 MW in metropolitan Atlanta, our home market, with potential to expand at the same site. Demand is not our constraint. Deploying against it faster than competitors is our goal."

"Revenue more than doubled year over year and gross margin expanded to 67%, as GPU activations grew revenue faster than colocation costs," said Scott Krosnowski, CFO of QumulusAI. "Our most recent Blackwell contracts are generating between $18 million and $20 million of annualized revenue per megawatt, compared with just over $16 million across the installed base. Customers are also committing and paying ahead of delivery — deferred revenue rose $30.5 million in the first half, contributing to $22.3 million of operating cash flow."

Second Quarter 2026 Financial Highlights

All comparisons, unless otherwise noted, are to the three months ended June 30, 2025.

●

Revenue of $6.7 million, an increase of $3.6 million, or 118%, from $3.1 million. Compute power revenue grew to $5.6 million, or approximately 84% of total revenue, from $1.3 million, or approximately 43% of total revenue.

●	Gross profit of $4.5 million, an increase of $2.8 million, or 163%, from $1.7 million. Gross margin expanded to 67% from 55%.
●

Operating loss of $7.7 million, compared to $2.2 million. The increase reflects a $5.8 million rise in depreciation and amortization tied to expanded HPC (High-Performance Computing) infrastructure, as well as higher general and administrative costs associated with public company readiness and headcount growth.

●

Net loss of $22.8 million, compared to net income of $12.1 million. The current period includes a $19.2 million non-cash loss on the issuance of convertible notes; the prior-year period included a $14.5 million non-cash gain on remeasurement of the Company's investment in The Cloud Minders.

●	Adjusted EBITDA loss of $0.8 million, compared to a loss of $0.3 million, as revenue growth was offset by increased operating costs associated with public company readiness and personnel.

Summary of Financial Results

($ in thousands, except per share)	Q2 2026	Q1 2026	Q2 2025	H1 2026	H1 2025
Revenue	$6,713	$3,420	$3,085	$10,133	$4,957
Cost of revenue	2,242	2,136	1,386	4,378	2,601
Gross profit	4,470	1,284	1,699	5,755	2,355
Gross margin	66.6%	37.5%	55.1%	56.8%	47.5%
Operating loss	(7,671)	(5,527)	(2,182)	(13,197)	(3,111)
Net income (loss)	(22,776)	(49,617)	12,119	(72,393)	10,296
Adjusted EBITDA (non-GAAP) (1)	(782)	(2,790)	(266)	(3,572)	(431)

Figures are rounded to the nearest thousand; totals may not sum due to rounding.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation of net income (loss) to Adjusted EBITDA included at the end of this release.

Second Quarter Operational Highlights

Customer and Demand

●	Signed 21 new direct customer AI compute contracts during the quarter with aggregate expected take-or-pay contract value of $169.7 million.
●

Direct customer relationships grew to more than 96% of the recurring revenue base at quarter end, from less than 10% a year earlier, as the Company completed its transition away from dependence on a single marketplace.

●	AI Compute revenue reached 84% of total revenue, up from 61% in the first quarter of 2026 and 43% in the second quarter of 2025.

Infrastructure and Capacity

●	Grew the deployed GPU fleet from 952 to 3,088, an increase of approximately 224%.
●	Ended the quarter with 8 MW of HPC capacity under executed lease and colocation agreements.

Recent Corporate Developments

●	Trading on the Nasdaq Global Market began under the ticker symbol "QMLS" on July 16, 2026.
●	Became an NVIDIA Cloud Partner on July 17, 2026.
●	Signed more than $120 million in new customer agreements, including a three-year agreement valued at more than $71 million.
●	Signed a GPU-as-a-Service agreement with DRW, a diversified trading firm innovating across both traditional and cutting-edge markets.
●	Purchased 1,632 NVIDIA Blackwell B300 GPUs to meet accelerating customer demand.
●	Entered a colocation agreement in metropolitan Atlanta for up to 3.75 MW, with a right of first offer on up to 7 MW of expansion capacity at the same site.

Webcast and Conference Call

QumulusAI will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss second quarter 2026 results. The live webcast, together with this release and supplemental materials, is available at investors.qumulusai.com. A replay will be available on the same site following the call.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company presents Adjusted EBITDA, a non-GAAP financial measure. QumulusAI’s reasons for use of this measure and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure and other information are included at the end of this release. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss) or any other measure prepared in accordance with GAAP.

About QumulusAI

QumulusAI is a distributed AI cloud platform that delivers accelerated access to high-performance GPU compute. Through an inference-first, demand-led deployment model across a network of data center sites, QumulusAI brings compute closer to customer demand, helping AI teams and enterprises scale production AI workloads with speed, flexibility and control. By combining rapid deployment with flexible private cloud infrastructure, QumulusAI gives customers a faster, more adaptable path beyond the capacity constraints of traditional centralized and hyperscale cloud models. Learn more at QumulusAI.com.

Follow us on LinkedIn and X @QumulusAI.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the company’s continued ability to bring contracted GPU capacity online; the amount and timing of revenue the company expects to recognize from its remaining performance obligations and its signed customer contracts; the company’s ability to deploy against demand faster than competitors; the company’s annualized revenue per-megawatt and realization thereof ; the receipt of customer payments ahead of delivery as committed; the company’s plans to expand energized capacity, including under the right of first offer at its metropolitan Atlanta site; and the company’s expected finance lease payments. Words such as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “can,” “may,” “on track,” “plan,” “project,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These statements are based on management's current expectations and assumptions as of the date of this release and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others, the company's dependence on a limited number of large customers; the availability and cost of power, network connectivity and specialized hardware such as graphics processing units; the company's substantial capital requirements and access to financing; competition and rapid technological change in the high-performance computing and AI markets; the company's limited operating history and history of net losses; and those described in the “Risk Factors” section of the company's registration statement on Form S-1, as amended (File No. 333-292514), filed with the U.S. Securities and Exchange Commission (SEC), and the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026, as such factors may be updated in the company's subsequent filings with the SEC. QumulusAI undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Investor Contact

investors@qumulusai.com

Media Contact

media@qumulusai.com

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Revenue from cryptocurrency mining	$410,081	$148,038	$779,060	$295,839
Revenue from mining hosting services	693,778	1,625,701	1,642,205	3,349,152
Revenue from compute power	5,608,946	1,311,700	7,711,458	1,311,700
Total revenue	6,712,805	3,085,439	10,132,723	4,956,691

Costs and expenses
Cost of revenue	2,242,402	1,386,374	4,378,199	2,601,468
General and administrative expenses	4,342,620	2,454,605	8,250,275	3,263,676
Sales and marketing expenses	916,220	366,093	1,152,572	664,293
Depreciation and amortization expense	6,882,154	1,059,900	9,548,999	1,537,948
Total costs and expenses	14,383,396	5,266,972	23,330,045	8,067,385

Operating loss	(7,670,591)	(2,181,533)	(13,197,322)	(3,110,694)

Other income (expenses)
Income from equity method investments	—	629,816	21,994	864,320
Gain on sale of equity method investments	—	—	12,569,661	—
Gain on remeasurement of investment in TCM	—	14,549,536	—	14,549,536
Change in fair value of warrant liability	—	—	(1,585,838)	(692,103)
Change in fair value of digital assets	—	85,756	—	37,984
Change in fair value of convertible note	2,380,000	—	2,380,000	—
Change in fair value of additional convertible notes option	3,850,850	—	3,850,850	—
Gain on sale of property and equipment	1,034	—	36,298	—
Loss on issuance of convertible note	(19,241,000)	—	(73,881,850)	—
Loss on extinguishment of debt	—	(71,094)	—	(153,834)
Other income (expense), net	(113,905)	(7,527)	(187,750)	26,954
Interest expense, net	(2,045,748)	(601,260)	(2,584,024)	(940,946)
Total other income (expenses), net	(15,168,769)	14,585,227	(59,380,659)	13,691,911

Income (loss) before income tax expense	(22,839,360)	12,403,694	(72,577,981)	10,581,217

Income tax expense (benefit)	(63,154)	285,120	(185,064)	285,120

Net income (loss)	$(22,776,206)	$12,118,574	$(72,392,917)	$10,296,097

Net income (loss) in non-controlling interests	100,128	$—	(150,711)	$—

Net income (loss) attributable to common shareholders	$(22,876,334)	$12,118,574	$(72,242,206)	$10,296,097

Net income (loss) per share, basic	$(0.72)	$0.71	$(2.28)	$0.66
Net income (loss) per share, diluted	$(0.72)	$0.46	$(2.28)	$0.43

Weighted-average common stock outstanding, basic	31,740,634	16,983,356	31,680,098	15,500,358
Weighted-average common stock outstanding, diluted	31,740,634	26,486,792	31,680,098	24,239,377

Condensed Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash	$19,967,188	$11,712,493
Restricted cash	19,925,104	—
Accounts receivable, net of allowance for credit losses of $365,133 and $2,263 as of June 30, 2026 and December 31, 2025, respectively	11,058,423	57,889
Prepaid expenses and other current assets	2,253,755	1,134,851
Total current assets	53,204,470	12,905,233
Property and equipment, net	44,006,002	12,502,886
Operating right-of-use assets, net	1,374,332	1,438,970
Finance right-of-use assets, net	47,919,004	6,996,077
Equity method investments	—	4,227,130
Investment in equity securities	1,000,000	—
Deposits on power equipment	26,022,880	13,622,641
Goodwill	31,416,827	31,416,827
Intangible assets, net	7,227,864	7,268,513
Other assets	2,830,837	1,356,216
Total assets	$215,002,216	$91,734,493

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,546,971	$1,248,175
Dividend payable	359,188	359,188
Accrued expenses and other current liabilities	4,676,188	2,833,337
Deferred revenue	30,460,939	—
Current portion of notes payable	1,158,583	1,684,554
Current portion of notes payable - related party	2,000,000	3,848,915
Current portion of USD.AI protocol loans	6,892,685	—
Operating lease liabilities - current portion	106,795	97,463
Finance lease liabilities - current portion	13,067,517	1,645,069
Deferred tax liability	238,317	423,381
Total current liabilities	66,507,183	12,140,082
Long-term notes payable, net of current portion	5,917,155	6,241,948
Operating lease liabilities	1,459,005	1,497,549
Finance lease liabilities	32,708,652	5,179,828
Warrant liability	2,968,793	1,382,955
Additional convertible notes option liability	38,721,000	—
USD.AI protocol loans, net of current portion	12,020,692	—
Convertible note payable	55,481,000	—
Total long-term liabilities	149,276,297	14,302,280
Total liabilities	215,783,480	26,442,362

Commitments and contingencies (Note 24)

Shareholders' Equity (Deficit)
Common stock - no par value; 500,000,000 shares authorized, 31,727,001 and 31,367,559 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	99,393,515	93,400,180
Additional paid-in capital	6,827,270	6,318,290
Accumulated deficit	(109,788,460)	(37,546,254)
Total shareholders' equity (deficit) attributable to QumulusAI shareholders	(3,567,675)	62,172,216
Non-controlling interests	2,786,411	3,119,915
Total shareholders' equity (deficit)	(781,264)	65,292,131
Total liabilities and shareholders' equity (deficit)	$215,002,216	$91,734,493

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(72,392,917)	$10,296,097
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	4,967,754	1,537,948
Amortization of loan origination costs	33,883	17,187
Amortization of discount on convertible note	—	135,334
Bad debt expense	302,244	—
Amortization of premium on loan receivable	—	(16,281)
Non-cash interest expense	—	6,418
Recovery of credit losses	—	(36,921)
Amortization of right-of-use assets	4,645,883	462,598
Interest expense under finance lease obligations	1,756,748	133,297
Income from equity method investments	(21,994)	(864,320)
Gain on sale of equity method investments	(12,569,661)	—
Gain on remeasurement of investment in TCM	—	(14,549,536)
Change in fair value of warrant liability	1,585,838	692,103
Change in fair value of digital assets	—	(37,984)
Change in fair value of convertible note	(2,380,000)	—
Change in fair value of additional convertible notes option	(3,850,850)	—
Change in deferred taxes	(185,064)	285,120
Stock-based compensation	241,809	250,552
Issuance of warrants for services	74,659	—
Issuance of warrants as consideration payable to customer	192,512	—
Gain on sale of property and equipment	(36,298)	—
Loss on issuance of convertible note	73,881,850	—
Loss on extinguishment of debt	—	153,834
Changes in operating assets and liabilities:
Accounts receivable	(11,302,778)	37,057
Due from related party	—	(1,590)
Prepaid expenses and other current assets	(1,163,945)	(102,410)
Proceeds from sale of digital assets	102,068	1,438,271
Deposits	—	69,672
Mining of digital assets	(102,068)	(1,290,847)
Accounts payable	6,298,796	1,158,630
Accrued expenses	1,842,851	11,192
Deferred revenue	30,460,939	—
Operating lease liabilities	(29,212)	(30,219)
Intangible assets	(47,833)	(3,600)
Due to related party	—	(547,484)
Net cash provided by (used in) operating activities	22,305,214	(795,882)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(36,824,254)	(1,014,539)
Proceeds from sale of property and equipment	478,164	—
Proceeds from collections of loans receivable	—	285,654
Deposits on mining equipment	—	(313,088)
Deposits on power equipment	(14,146,100)	—
Data center set up costs	(1,474,621)	—
Purchase of equity securities	(1,000,000)	—
Proceeds from sale of U.S. dollar coin	—	391,584
Cash acquired as part of business acquisition	—	2,449,042
Proceeds from sale of equity method investments	16,559,622	—
Distributions from equity method investments	259,163	1,904,000
Distributions to joint venture partners	(182,793)	—
Net cash (used in) provided by investing activities	(36,330,819)	3,702,653

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of issuance costs	5,980,834	1,897,028
Repayments on finance lease obligations	(6,518,746)	(521,865)
Proceeds from convertible note payable	28,800,000	—
Proceeds from exercise of warrants	12,501	—
Payment of debt issuance costs	(2,249,000)	—
Proceeds from line of credit, net of issuance costs	20,268,245	—
Repayments of line of credit	(1,386,697)	(299,077)
Repayments of notes payable	(851,845)	(293,104)
Repayments of notes payable - related party	(1,849,888)	(453,388)
Repayments of convertible note payable - related party	—	(3,226,548)
Net cash provided by (used in) financing activities	42,205,404	(2,896,954)

NET CHANGE IN CASH AND RESTRICTED CASH	28,179,799	9,817

CASH AND RESTRICTED CASH, beginning of period	11,712,493	3,970,466

CASH AND RESTRICTED CASH, end of period	$39,892,292	$3,980,283

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes	$—	$—
Cash paid for interest	$2,229,681	$301,593

Non-cash financing and investing activities
Non-cash contribution to equity method investment	$—	$115,210
Issuance of Common Stock and Series D Preferred Stock for the acquisition of TCM	$—	$20,250,013
Exchange of TCM stock options resulting in issuance of stock options in acquisition	$—	$1,883,955
Issuance of preferred stock upon partial conversion of convertible note	$—	$164,427
Acquisition of right-of-use asset in exchange for lease obligations	$45,504,172	$5,820,225
Lease liabilities arising from obtaining right-of-use assets	$43,713,270	$6,078,929

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)

The accompanying press release refers to Adjusted EBITDA, a non-GAAP financial measure not calculated or presented in accordance with GAAP. This non-GAAP financial measure is supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP.

EBITDA is defined as net income (loss) before interest expense, net; income tax expense (benefit); and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude stock-based compensation expense and gains and losses arising from the issuance, remeasurement, extinguishment or disposition of financial instruments, investments and other assets.

Management uses Adjusted EBITDA to evaluate operating performance, establish budgets and forecasts and make operational decisions. The company believes the measure is useful to investors because it excludes items that management does not consider indicative of the underlying operating performance of the business, and because it facilitates comparison of results across periods.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss) or any other measure prepared in accordance with GAAP. Among other limitations, Adjusted EBITDA excludes depreciation and amortization of assets that are central to the company’s ability to generate revenue, and excludes interest expense and amortization associated with the company’s finance lease obligations, under which the company expects to make payments of approximately $9.3 million during the remainder of 2026 and approximately $20.0 million during 2027. Adjusted EBITDA as defined by the company may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$6,712,805	$3,085,439	$10,132,723	$4,956,691

Net income (loss)	(22,776,206)	12,118,574	(72,392,917)	10,296,097

Depreciation and amortization (inclusive of ROU amortization)	6,882,154	1,059,900	9,548,999	1,537,948
Interest expense, net	2,045,748	601,260	2,584,024	940,946
Income tax expense (benefit)	(63,154)	285,120	(185,064)	285,120
Stock based compensation	119,939	233,208	241,809	250,552
Change in fair value of warrant liability	—	—	1,585,838	692,103
Change in fair value of digital assets	—	(85,756)	—	(37,984)
Change in fair value of convertible note	(2,380,000)	—	(2,380,000)	—
Change in fair value of additional convertible notes option	(3,850,850)	—	(3,850,850)	—
Gain on sale of equity method investments	—	—	(12,569,661)	—
Gain on disposal of property and equipment	(1,034)	—	(36,298)	—
Loss on issuance of convertible note	19,241,000	—	73,881,850	—
Loss on extinguishment of debt	—	71,094	—	153,834
Gain on remeasurement of investment in TCM	—	(14,549,536)	—	(14,549,536)

Adjusted EBITDA	$(782,403)	$(266,136)	$(3,572,270)	$(430,920)

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